Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Western Massachusetts Electric Company and subsidiary on Form S-3 of our reports dated January 28, 2003 appearing in and incorporated by reference in the Annual Report on Form 10-K of Western Massachusetts Company and subsidiary for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Hartford, Connecticut
September 10, 2003